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                                                                    EXHIBIT 23.3


                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and the related Prospectus of PRI Automation, Inc. (the "Company") for the registration of 1,405,433 shares of its common stock and to the inclusion therein of our report dated November 7, 1997, on our audit of the combined financial statements of Equipe Combined Companies, insofar as such combined financial statements relate to the year ended December 31, 1995, included in the current report on Form 8-K/A for the Company dated December 12, 1997, filed with the Securities and Exchange Commission.



                           /s/ Mohler, Nixon & Williams

                           MOHLER, NIXON & WILLIAMS
                           Accountancy Corporation


Campbell, California
September 24, 1998